UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 26, 2007

SUPPORTSOFT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30901	94-3282005
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

575 Broadway, Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

(650) 556-9440

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Establishment Cash Bonus Criteria

On February 26, 2007, the Compensation Committee of the Board of Directors of SupportSoft, Inc. (the “Company”) approved the amount and criteria for the 2007 on-target performance cash bonus for Joshua Pickus, the Company’s President and Chief Executive Officer.  Mr. Pickus’ annual cash bonus target for 2007 is $300,000, the same cash bonus Mr. Pickus was eligible for in 2006. The bonus is based upon achievement of a specified annual revenue target.  The actual bonus amount awarded may be less or more than the target amount with no minimum and a maximum of $400,000 depending on the extent to which the Company meets the specified revenue target.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2007

SUPPORTSOFT, INC.

By:	/s/ Ken Owyang

Ken Owyang
Chief Financial Officer and Senior Vice President of Finance and Administration (Principal Financial Officer and Chief Accounting Officer)